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NG ADVANTAGE LLC
SERIES A PREFERRED UNITS ISSUANCE AGREEMENT
This Series A Preferred Units Issuance Agreement (this “Agreement”) is dated as of July 14, 2017, by and between NG Advantage LLC, a Delaware limited liability company (the “Company”), and Clean Energy, a California corporation (“Clean Energy”). The Company and Clean Energy hereby agree as follows:
SECTION 1
AUTHORIZATION AND ISSUANCE

a.	Authorization.
The Company will, prior to the Closing (as defined below), authorize the issuance of such number of the Company’s Preferred Units (as defined in the Operating Agreement (as defined below)) as have a value of Seven Million Five Hundred Fourteen Thousand Two Hundred Ninety Seven Dollars ($7,514,297) (the “Series A Units”), which Preferred Units shall have the rights, privileges, preferences and restrictions set forth in the Amended and Restated Limited Liability Company Operating Agreement of the Company, in substantially the form attached hereto as Exhibit A (the “Operating Agreement”).

b.	Issuance of Series A Units.
Subject to the terms and conditions of this Agreement, the Company shall issue the Series A Units to Clean Energy, in consideration of Clean Energy’s contribution to the Company of the Property (as defined in the Contribution Agreement (as defined below)) pursuant to the terms and conditions of the Contribution Agreement (the “Contribution”). The Contribution shall constitute the full consideration and payment for the issuance of the Series A Units hereunder. As used in this Agreement, the “Contribution Agreement” means the Contribution Agreement of even date herewith between Clean Energy and the Company in substantially the form attached hereto as Exhibit B.
SECTION 2
CLOSING DATES AND DELIVERY

2.1	Closing.
The issuance of the Series A Units (the “Closing”) shall take place at the offices of Clean Energy, located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, on the Closing Date (as defined in the Contribution Agreement) and substantially concurrently with the closing under the Contribution Agreement.

2.2	Issuance and Delivery.

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At the Closing, the Company shall issue to Clean Energy the Series A Units and shall update the Company’s unit ledger and all other applicable books and records to reflect such issuance.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Clean Energy, as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

3.1	Organization, Good Standing and Qualification.
The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite limited liability company power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue the Series A Units and to perform its obligations pursuant to this Agreement and the Operating Agreement. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s condition, assets, properties, operating results, business or prospects, financially or otherwise, as now conducted and as proposed to be conducted (a “Material Adverse Effect”).

3.2	Capitalization.
After effectiveness of the Operating Agreement and immediately prior to the Closing, the authorized units representing Membership Rights (as defined in the Operating Agreement) in the Company (such units referred to herein as “membership units”) will consist of 6,215,350 Common Units, of which 4,631,834 Common Units are issued and outstanding, and 492,418 Series A Preferred Units, of which 492,418 Series A Preferred Units are issued and outstanding.
(a)The outstanding Common Units have been duly authorized and validly issued in compliance with applicable laws, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.
(b)    As of the Closing, the Company has reserved:
(i)    the Series A Units for issuance pursuant to this Agreement;
(ii)    239,296 Common Units authorized for issuance to employees, consultants and directors pursuant to the Company’s 2013 Unit Option Plan (the “2013 Plan”), under which options to purchase 239,296 Common Units are outstanding as of the date of this Agreement (the “Outstanding Options”);

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(iii)    127,200 Common Units authorized for issuance pursuant to certain warrants to purchase Common Units of the Company that are outstanding as of the date of this Agreement (the “Outstanding Warrants”)[; and
(iv)    715,847 Common Units authorized for issuance upon conversion of the Series A Units pursuant to the terms of the Operating Agreement.
(c)    The Series A Units, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Series A Units will be free of any liens or encumbrances, other than any liens or encumbrances created by Clean Energy.
(d)    Except for the rights provided pursuant to the Operating Agreement or as otherwise described in this Agreement, the outstanding Options and the Outstanding Warrants, there are no options, warrants, other rights (including conversion or preemptive rights) or agreements to purchase any of the Company’s authorized and unissued membership units.

3.3	Authorization.
All limited liability company action on the part of the Company and its managers, officers and members necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Series A Units, and the performance of all of the Company’s obligations under this Agreement, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4	Governmental Consents.
No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any court, governmental authority or third party on the part of the Company is required in connection with the valid execution and delivery of this Agreement by the Company, the offer or issuance of the Series A Units, or the performance by the Company of its obligations under this Agreement, except (i) the filing of such notices as may be required under the Securities Act and (ii) such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

3.1	Offering.
Subject to the accuracy of Clean Energy’s representations and warranties in Section 4, the offer and issuance of the Series A Units in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of the Securities Act and will not result in

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a violation of the qualification or registration requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.2	Compliance.
The Company is not in violation of its Certificate of Formation as in effect on the date hereof or any term of the Operating Agreement, as amended to date, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. To the best of the Company’s knowledge, the Company is not in violation of any federal, state or local statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof applicable to the Company, the conduct of its business or its properties. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to, and consummation of the transactions contemplated by, this Agreement, and the issuance of the Series A Units, will not (a) result in any violation of, or conflict with, or constitute, with or without the passage of time and giving of notice, a default under, or constitute an event that could entitle any counterparty or other third party to exercise any additional rights under or result in the acceleration of the maturity of any material indebtedness of the Company or the performance of any obligation of the Company under, the Company’s Certificate of Formation or its Operating Agreement or any such mortgage, indebtedness, indenture, contract, agreement, instrument, judgment order or decree, (b) result in the violation of, or conflict with, any federal or state statute, rule or regulation applicable to the Company or its properties, (c) constitute an event that results in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, or (d) constitute an event that results in the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.3	No “Bad Actor” Disqualification Events.
The Company has exercised reasonable care, in accordance with the rules and guidance of the Securities and Exchange Commission (“SEC”), to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering of the Series A Units, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the issuance of the

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Series A Units; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the issuance of the Series A Units (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor.

3.4	Disclosure.
The Company has fully provided Clean Energy with all the information necessary for Clean Energy to decide whether to acquire the Series A Units. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith, contains any untrue statement of a material fact or, to the best of the Company’s knowledge, omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made.
SECTION 4
REPRESENTATIONS AND WARRANTIES OF CLEAN ENERGY
Clean Energy hereby represents and warrants to the Company, as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

4.1	No Registration.
Clean Energy understands that the offer of the Series A Units has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Clean Energy’s representations as expressed herein or otherwise made pursuant hereto.

4.2	Investment Intent.
Clean Energy is acquiring the Series A Units for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Clean Energy has no present intention of selling, granting any participation in, or otherwise distributing the same. Clean Energy further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Series A Units.

4.3	Investment Experience.
Clean Energy has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that Clean Energy

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can protect its own interests. Clean Energy has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Company.

a.	Speculative Nature of Investment.
Clean Energy understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Clean Energy can bear the economic risk of Clean Energy’s investment and is able, without impairing Clean Energy’s financial condition, to hold the Series A Units for an indefinite period of time and to suffer a complete loss of Clean Energy’s investment.

b.	Accredited Investor.
Clean Energy is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

c.	Rule 144.
Clean Energy acknowledges that the Series A Units must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Clean Energy is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of securities being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Clean Energy understands that the current public information about the Company referred to above is not now available, and the Company has no present plans to make such information available. Clean Energy acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Clean Energy wishes to sell the Series A Units, and that, in such event, Clean Energy may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Clean Energy acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Series A Units. Clean Energy understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

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d.	No Public Market.
Clean Energy understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

e.	Authorization.
(a)    Clean Energy has all requisite power and authority to execute and deliver this Agreement and to perform its obligations pursuant to this Agreement. All corporate action on the part of Clean Energy necessary for the authorization, execution, delivery and performance of this Agreement by Clean Energy, and the performance of all of Clean Energy’s obligations under this Agreement, has been taken or will be taken prior to the Closing.
(b)    This Agreement, when executed and delivered by Clean Energy, will constitute the valid and legally binding obligation of Clean Energy, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies or by general principles of equity.
(c)    No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any court, governmental authority or third party on the part of Clean Energy is required in connection with the valid execution and delivery of this Agreement by Clean Energy or the performance by Clean Energy of its obligations under this Agreement

f.	Legends.
Clean Energy understands and agrees that the certificates evidencing the Series A Units, or any other securities issued in respect of the Series A Units upon any unit split, unit dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by this Agreement or under applicable state securities laws):
“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

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SECTION 5
CONDITIONS TO CLEAN ENERGY’S OBLIGATIONS TO CLOSE
Clean Energy’s obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions, in each case unless waived by Clean Energy:

5.1	Representations and Warranties.
The representations and warranties made by the Company in Section 3 shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

5.2	Covenants.
The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3	Blue Sky.
The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and issuance of the Series A Units.

5.4	Operating Agreement.
The Operating Agreement shall have been duly authorized, executed and delivered by the members holding sufficient membership units to make such agreement effective.

5.5	Closing Deliverables.
The Company shall have delivered to Clean Energy a certificate of the Secretary of State of the State of Delaware dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

5.6	Contribution Agreement.
The Company and Clean Energy shall have executed and delivered the Contribution Agreement.

5.7	Permits, Qualifications and Consents.
All permits, authorizations, approvals or consents of, or filings with or notices to, any federal, state or local governmental authority or regulatory body of the United States or any other third party that are required in connection with the lawful issuance of the securities pursuant to this Agreement shall be duly obtained or made and shall be effective as of the Closing, except solely

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for those which are to be obtained or made after the Closing, all of which shall be obtained or made by the Company by the applicable deadlines therefor.

5.8	Proceedings and Documents.
All limited liability company and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Clean Energy and its counsel, and Clean Energy or its counsel shall have received all such counterpart original and certified or other copies of such other documents as any of them may reasonably request.

5.9	Waiver of Rights.
At or prior to the Closing, the Company and all then-current members of the Company shall have waived any rights of first offer, preemptive rights or any other rights in connection with the issuance of the Series A Units hereunder.
SECTION 6
CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE
The Company’s obligation to issue the Series A Units at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

6.1	Representations and Warranties.
The representations and warranties made by Clean Energy in Section 4 shall be true and correct when made and shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

6.2	Covenants.
Clean Energy shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Clean Energy on or prior to the date of the Closing.
SECTION 7
MISCELLANEOUS

7.1	Amendment.
Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived other than by a written instrument signed by the Company and Clean Energy.

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7.2	Notices.
All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a)    if to Clean Energy, to the attention of the General Counsel of Clean Energy at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or at njensen@cleanenergyfuels.com (email address);
(b)    if to the Company, to the attention of the Chief Executive Officer of the Company at 480 Hercules Drive, Colchester, Vermont 05446, or at rbiasetti@ngadvantage.com (email address).
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

7.3	Governing Law.
This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4	Expenses.
The Company shall pay all fees, expenses and costs incurred by the Company and Clean Energy in connection with the transactions contemplated by this Agreement (including the fees and expenses of counsel to Clean Energy).

7.5	Survival; Indemnification.
(a)    The representations, warranties, covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be effected by any investigation made by or on behalf of any party hereto.
(b)    The Company shall indemnify and hold harmless Clean Energy and each of its directors, officers, stockholders, affiliates, agents and representatives from and against and in respect of any and all actions, causes of action, suits, proceedings, claims, appeals, demands, assessments, judgment, losses, damages, liabilities, interest, fines, penalties, costs and expenses

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(including, without limitation, attorneys’ fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection therewith), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company made in this Agreement or any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby or thereby.

7.6	Successors and Assigns.
This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party without the prior written consent of the other party, except for any such assignment, transfer, delegation or sublicense by Clean Energy to any of its Permitted Transferees (as defined in the Operating Agreement). Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.7	Entire Agreement.
This Agreement, including the exhibits attached hereto and the other documents referred to herein, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8	No Waiver.
Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

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7.9	Remedies.
In addition to being entitled to exercise all rights provided herein or granted by applicable law, each party hereto acknowledges and agrees that monetary damages may not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for any such breach or threatened breach hereunder. All remedies, either under this Agreement or by applicable law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative and a party’s exercise of any such remedy will not constitute a waiver of such party’s right to assert any other legal remedy available to it.

7.10	Severability.
If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.11	Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.12	Telecopy Execution and Delivery.
A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto shall execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.13	Jurisdiction; Venue.
Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with

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any such action in the manner provided for in Section 7.2 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

7.14	Titles and Subtitles.
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

7.15	Further Assurances.
Each party hereto shall execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement.

7.16	Jury Trial.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
(signature page follows)

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The parties are signing this Series A Preferred Units Issuance Agreement as of the date stated in the introductory clause.

CLEAN ENERGY a California corporation
By_______________________________ Name: Title:

NG ADVANTAGE LLC a Delaware limited liability company
By_______________________________ Name: Title:

EXHIBIT A
AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

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EXHIBIT B
CONTRIBUTION AGREEMENT

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